Exhibit(j)(1)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A, Post-Effective Amendment No. 19 to File No. 33-61254; Amendment No. 21 to File No. 811-07644) of Gabelli Capital Series Funds, Inc. of our report dated February 19, 2010 included in the 2009 annual report to shareholders.

                                            /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 27, 2010